SECOND SUPPLEMENTAL INDENTURE BELDEN INC. AND THE GUARANTORS NAMED HEREIN, AND U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee SECOND SUPPLEMENTAL INDENTURE Dated as of July 29, 2026 to Indenture Dated as of July 28, 2021 3.375% Senior Subordinated Notes due 2031

2 THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 29, 2026 is by and among Belden Inc., a Delaware corporation (the “Company”), each existing Guarantor (the “Existing Guarantors”) under the Indenture referred to below, Ruckus Holding Company, LLC, a Delaware limited liability company, Access Solutions Holdings, LLC, a Delaware limited liability company, Ruckus Holdings, Inc., a Delaware corporation, Ruckus Wireless LLC, a Delaware limited liability company, and Ruckus IP Holdings LLC, a Delaware limited liability company (collectively, the “New Guarantors”) and U.S. Bank Trust Company, National Association (as successor to Deutsche Trustee Company Limited), as trustee (the “Trustee”). RECITALS WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee the Indenture, dated as of July 28, 2021 (the “Initial Indenture”), by and among the Company, the Existing Guarantors, the Trustee, U.S. Bank Europe DAC, UK Branch (as successor to Deutsche Bank AG, London Branch), as Principal Paying Agent, and U.S. Bank Europe DAC (as successor to Deutsche Bank Luxembourg S.A.), as Transfer Agent and Registrar, as supplemented by the First Supplemental Indenture, dated as of July 21, 2025 (the “First Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”), providing for the issuance of €300,000,000 in aggregate principal amount of the Company’s 3.375% Senior Subordinated Notes due 2031 (the “Notes”); and WHEREAS, Section 9.01 of the Indenture provides that the Company, the Existing Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.17 or 10.04 thereof, without the consent of the Holders of the Notes; and WHEREAS, the New Guarantors have determined that it is in their best interests to unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture pursuant to the terms and conditions set forth herein; and WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Company, the Existing Guarantors and the New Guarantors necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Existing Guarantors and the New Guarantors, in accordance with their terms, have been duly done and performed. NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Existing Guarantors, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows: ARTICLE I The New Guarantors hereby agree, jointly and severally, with the Existing Guarantors, to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all

3 other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture. Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the New Guarantors and the Trustee. ARTICLE II Section 2.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture. Section 2.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. Section 2.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 2.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Section 2.05. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the other parties hereto. [Signature Pages Follow]

[Signature Page to Second Supplemental Indenture (2031 Notes)] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the date first written above. BELDEN INC. By: Name: Brian E. Anderson Title: Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary RUCKUS HOLDING COMPANY, LLC ACCESS SOLUTIONS HOLDINGS, LLC RUCKUS HOLDINGS, INC. RUCKUS WIRELESS LLC RUCKUS IP HOLDINGS LLC By: Name: Brian E. Anderson Title: Secretary U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee By: Name: Title: